Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of The Finish Line, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•

The Quarterly Report of the Company on Form 10-Q for the thirteen and thirty-nine weeks ended November 29, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78); and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: January 7, 2009

/s/ Glenn S. Lyon
Glenn S. Lyon Chief Executive Officer

/s/ Steven J. Schneider
Steven J. Schneider President, Chief Operating Officer, and Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Finish Line, Inc. and will be retained by The Finish Line, Inc. and forwarded to the Securities and Exchange Commission or its staff upon request.